SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 22, 2003

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Office)

Item 5:  Other Events

The Monthly Servicer’s Certificates for the Monthly Period ended April 5, 2003 and the Monthly Certificateholders’ Statements for the Monthly Period ended April 5, 2003, with respect to the Class A Asset Backed Certificates, 5.90% Series 1998-1 and the Class B Asset Backed Certificates, Series 1998-1, the Floating Rate Class A Asset Backed Certificates, Series 2001-1, the Class B Asset Backed Certificates, Series 2001-1, the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on April 22, 2003, and the Monthly Certificateholders’ Statements will be distributed to Certificateholders on April 25, 2003.

The above described Monthly Servicer’s Certificates are filed as Exhibits 20.1, 20.3, and 20.5 to this Report. The above described Monthly Certificateholders’ Statements are filed as Exhibits 20.2, 20.4, and 20.6 to this Report.

On March 21, 2003, approximately $9 million of receivables were removed from the Trust and sold, along with the related underlying credit card accounts.  This transaction occurred in connection with the sale of two Columbus, Ohio Marshall Field’s stores on the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 22, 2003

TARGET RECEIVABLES CORPORATION

	By:	/s/ Terrence J. Scully

	Name:	Terrence J. Scully
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

20.1	Series 1998-1 Monthly Servicer’s Certificate for the Monthly Period ended April 5, 2003.

20.2	Series 1998-1 Monthly Certificateholders’ Statement for the Monthly Period ended April 5, 2003.

20.3	Series 2001-1 Monthly Servicer’s Certificate for the Monthly Period ended April 5, 2003.

20.4	Series 2001-1 Monthly Certificateholders’ Statement for the Monthly Period ended April 5, 2003.

20.5	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended April 5, 2003.

20.6	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended April 5, 2003.